Earnings Report November 5, 2012 Neustar, Inc. Supplemental Information Exhibit 99.2

Revenue by Segment
Segment Revenu ($ in 000s) Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30, Sep 30,
Carrier Services
Numbering Services 99,426 98,813 99,924 99,810 397,973 110,489 110,896 111,726
Order Management Services 7,144 8,481 10,236 9,943 35,804 10,910 10,541 10,104
IP Services 3,045 3,540 3,995 3,537 14,117 2,974 4,910 3,372
Total Carrier Services revenue 109,615 110,834 114,155 113,290 447,894 124,373 126,347 125,202
Enterprise Services
Internet Infrastructure Services (IIS) 20,404 20,117 20,484 21,982 82,987 21,723 22,455 22,856
Registry Services 16,076 16,732 17,858 17,737 68,403 17,762 19,634 20,774
Total Enterprise Services revenue 36,480 36,849 38,342 39,719 151,390 39,485 42,089 43,630
Information Services
Identification Services - - - 13,873 13,873 22,719 22,957 24,212
Verification & Analytics Services - - - 4,465 4,465 8,236 9,821 13,078
Local Search & Licensed Data Services - - - 2,833 2,833 4,769 5,248 5,050
Total Information Services revenue
- - -
21,171 21,171 35,724 38,026 42,340
Total consolidated revenue 146,095 147,683 152,497 174,180 620,455 199,582 206,462 211,172
2012 Qtr Ended, 2011 Quarter Ended,
Carrier Services:
Numbering Services – We operate and maintain authoritative databases for telephone number resources utilized by our carrier customers and manage the telephone number lifecycle. The services utilizing these databases are: NPAC Services in the United States and Canada, International LNP Services and Number Administration.
Order Management Services – Our Order Management Services (OMS) permit carrier customers, through a single interface, to exchange essential operating data with multiple carriers in order to provision services.
IP Services – We provide scalable IP services to carriers which allow them to manage access for the routing of IP communications.
Enterprise Services:
Internet Infrastructure Services – We provide a suite of domain name systems (DNS) services to our enterprise customers built on a global directory platform. These services include Managed DNS,
Monitoring and Load Testing, and IP Geolocation.
Registry Services – We operate the authoritative registries for certain Internet domain names and operate the authoritative U.S. Common Short Code (CSC) registry on behalf of wireless carriers in the United
States. These services include the registry services for .biz, .us, .co, .tel and .travel domain names, as well as the registry for U.S. Common Short Codes.
Information Services:
Identification Services – Our real-time identification services include the provision of caller-name and related information to telephony providers, delivery of identity and other attribute data for use in call centers or in remarketing efforts, and geographic-based solutions for intelligent call routing, Web-based location lookup, and site planning.
Verification & Analytics Services – We provide verification services that allow clients to validate customer-provided information, enhance sales leads and assign quality ratings to maximize a prospect’s
“reachability.” Our broad-based analytic capabilities also utilize real-time predictive scoring to determine which prospects are most likely to purchase, become a high-value customer or respond to a particular marketing campaign. We also provide an intelligent, privacy-friendly mechanism for delivering targeted, real-time advertising on the Internet.
Local Search & Licensed Data Services – We provide an online listing identity management solution that provides the essential tools to verify, enhance and manage the identity of local listings across the
Web. We also maintain an expansive data repository that provides a more current alternative to Directory Listing and White Page compilations.

Key Performance Metrics
Metrics Full-Year
Revenue category Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30, Sep 30,
Carrier Services
NPAC Services transactions (in thousands) 131,278   130,121   117,792   89,746     468,937   113,243   125,479   138,297
Functionality enhancements NPAC SOWs (in thousands) - $             - $             - $             - $             - $             - $             - $             - $
Enterprise Services
Functionality enhancements SOWs (in thousands) 966 $       161 $       - $             - $             1,127 $    42 $        1,104 $    1,893 $
IIS queries (in billions) 1,090       881         962         1,029       3,962       982         986         1,051
IIS new customers 287         306         242         258         1,093       253         222         237
IIS upgrades 321         311         318         311         1,261       381         367         282
Registry - domain names under management (in thousands) 5,143       5,310       5,403       5,451       5,451       5,736       5,787       5,821
CSC - codes under management 4,103       4,256       4,370       4,565       4,565       4,667       4,681       4,895
2011 Quarter Ended, 2012 Qtr Ended,

Expense by Type
by Quarter and as a Percentage of Revenue
$ in 000s Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30, Sep 30,
Revenue 146,095     147,683     152,497     174,180     620,455     199,582     206,462     211,172
Expense by type
Cost of revenue (excl. depreciation & amortization) 31,052     31,417     34,194     41,329     137,992     44,898       46,127       46,339
    % of Revenue 21% 21% 22% 24% 22% 22% 22% 22%
Sales and marketing 24,939     26,267     25,069     33,580     109,855     38,353       41,073       38,040
    % of Revenue 17% 18% 16% 19% 18% 19% 20% 18%
Research and development 3,996      3,441      3,746      6,326      17,509       7,724         8,096         7,663
    % of Revenue 3% 2% 2% 4% 3% 4% 4% 4%
General and administrative 20,215     21,949     20,960     33,193     96,317       20,993       20,091       20,915
    % of Revenue 14% 15% 14% 19% 16% 11% 10% 10%
Depreciation & amortization 9,146      9,386      10,486     17,191     46,209       22,706       22,713       23,622
    % of Revenue 6% 6% 7% 10% 7% 11% 11% 11%
Restructuring charges (recoveries) 432         (12)          (33)          3,162      3,549         522            2               (32)
    % of Revenue 0% 0% 0% 2% 1% 0% 0% 0%
Total operating expense 89,780       92,448       94,422       134,781     411,431     135,196     138,102     136,547
2011 Quarter Ended, 2012 Qtr Ended,

Expense Details
Other Details and Headcount
Stock-based compensation by type ($ in 000s) Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30, Sep 30,
Cost of revenue 476 616 780 940 2,812 555 1,158 1,461
Sales and marketing 1,726 1,989 1,907 2,378 8,000 1,736 3,004 3,734
Research and development 335 312 345 381 1,373 359 561 589
General and administrative 3,479 3,083 3,428 5,316 15,306 1,251 2,326 3,253
Total stock-based compensation expense 6,016 6,000 6,460 9,015 27,491 3,901 7,049 9,037
Amortization of intangibles ($ in 000s) 1,129 1,110 1,716 8,152 12,107 12,572 12,571 12,569
Headcount by type Year-End
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30, Sep 30,
Cost of revenue 385 390 430 658 658 659 674 673
Sales and marketing 300 306 327 461 461 461 470 470
Research and development 83 78 77 137 137 141 158 154
General and administrative 199 200 200 232 232 228 230 232
Total headcount 967 974 1,034 1,488 1,488 1,489 1,532 1,529
2012 Qtr Ended,
2012 Qtr Ended,
2011 Quarter Ended,
2011 Quarter Ended,

Non-GAAP Financial
Measures
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
Neustar reports its results in accordance with generally accepted accounting principles in the United States (GAAP).  In this section, Neustar is also providing certain non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure. Neustar cautions investors that the non-GAAP financial measures presented are intended to supplement Neustar’s GAAP results and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with
GAAP and reconciliations from these results should be carefully evaluated.  In addition, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies.  Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies.

Reconciliation of Segment Contribution
($ in 000s) Full-Year
Mar 31, Jun 30, Sep 30, Dec 31, 2011 Mar 31, Jun 30, Sep 30,
Segment contribution
    Carrier Services 96,579 97,570 99,302 97,549 391,000 108,446 110,438
109,359
    Enterprise Services 15,651 15,418 16,551 17,460 65,080 16,731 18,866
20,314
    Information Services -               -               -               12,583 12,583 18,014 16,991 24,064
    Total segment contribution 112,230 112,988 115,853 127,592 468,663 143,191 146,295 153,737
Indirect operating expense:
    Cost of revenue (excl. depreciation & amortization) 19,627 19,742 20,424 24,197 83,990 24,269 24,741 24,989
    Sales and marketing 3,825 4,617 3,584 5,314 17,340 5,730 6,635 6,050
    Research and development 3,598 2,912 3,575 6,149 16,234 4,860 4,431 4,270
    General and administrative 19,287 21,108 19,742 32,180 92,317 20,718 19,413 20,213
    Depreciation and amortization 9,146 9,386 10,486 17,191 46,209 22,706 22,713 23,622
    Restructuring charges (recoveries) 432 (12) (33) 3,162 3,549 522 2 (32)
    Consolidated income from operations 56,315 55,235 58,075 39,399 209,024 64,386 68,360 74,625
2011 Quarter Ended, 2012 Qtr Ended,

Adjusted Net Income from Continuing Operations
$ in 000s, except per share amounts Full-Year 2012 YTD
2011 Mar 31, Jun 30, Sep 30, Sep 30,
Revenue 620,455 199,582 206,462 211,172 617,216
Income from operations 209,024 64,386 68,360 74,625 207,371
Add:   Other (expense) income (4,313) (7,964) (8,294) (8,377) (24,635)
Income from continuing operations before income taxes 204,711 56,422 60,066 66,248 182,736
Less:  Provision for income taxes, continuing operations 81,137 22,460 21,474 20,495 64,429
Income from continuing operations 123,574 33,962 38,592 45,753 118,307
Add:   Stock-based compensation 27,491 3,901 7,049 9,037 19,987
Add:   Amortization of acquired intangible assets 12,107 12,572 12,571 12,569 37,712
Add:   TARGUSinfo acquisition-related costs
(1) 11,602 - - - -
Add:   Tender offer costs
(2) 2,413 - - - -
Less:  Adjustment for provision for income taxes
(3)(4) (18,173) (6,557) (7,014) (6,684) (20,344)
Adjusted net income from continuing operations 159,014 43,878 51,198 60,675 155,662
Adjusted net income margin from continuing operations
(5)
26% 22% 25% 29% 25%
Adjusted net income from continuing operations per diluted share
(6)
$2.13 $0.64 $0.75 $0.90 $2.29
Weighted average diluted common shares outstanding 74,496 68,478 67,887 67,623 67,961
Quarter Ended 2012,
(1)
Amounts represent costs incurred by the Company in connection with its acquisition of Targus Information Corporation (TARGUSinfo).
(2) Amounts represent costs incurred by the Company to repurchase 7.2 million shares of its Class A common stock through a modified “Dutch auction” tender offer which closed on December 8, 2011.  These costs were not deductible for income tax purposes.
(3) Adjustment reflects the estimated tax effect of adjustments for stock-based compensation expense, amortization of acquired intangible assets and approximately $6.3 million of tax deductible TARGUSinfo acquisition-related costs based on the effective tax rate for income from continuing operations for the applicable period.
(4) Quarterly amounts for the adjustment for provision for income taxes do not add to the full year amount due to differences in the effective tax rate for income from continuing operations for the applicable quarters compared to effective annual tax rate.
(5) Adjusted net income margin is a measure of adjusted net income from continuing operations as a percentage of revenue.
(6) Quarterly amounts for adjusted net income from continuing operations per diluted share may not add to the full year amount due to differences in the adjustment for provision for income taxes discussed in (4) above.